Exhibit 31.5

CERTIFICATIONS

I, Walter Robb, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Whole Foods Market, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	January 26, 2015

/s/ Walter Robb
Walter Robb
Co-Chief Executive Officer